UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2006
International Game Technology
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-10684 (Commission File Number)	88-0173041 (IRS Employer Identification No.)
9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices) (Zip Code)
(775) 448-7777
(Registrant’s telephone number, including area code)
not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On June 13, 2006, the Board of Directors (the “Board”) of International Game Technology (the “Company”) amended its Corporate Governance Guidelines (“Guidelines”) to implement a new policy regarding director elections. The amendment to the Guidelines was implemented to enhance corporate governance procedures and to give stockholders more input into uncontested director elections. Under the amended Guidelines, if, in an uncontested election, more proxies are submitted with instructions to “withhold” authority to vote for a nominee than to vote “for” that nominee, the nominee, if he or she is already a director, will be required to tender his or her resignation promptly following certification of the stockholder vote. The Nominating and Corporate Governance Committee of the Board will then consider the tendered resignation and will make a recommendation to the remaining independent directors not required to tender their resignations in accordance with the Guidelines; provided that if there are fewer than three independent directors not required to tender their resignations, then the recommendation will be made to all the independent directors, with each independent director required to offer his or her resignation recusing him- or herself from the deliberations with respect to his or her offered resignation (such independent directors are referred to hereunder as “Qualified Independent Directors”). Any director required to tender his or her resignation will not participate in the Nominating and Corporate Governance Committee’s deliberations. The Qualified Independent Directors will act on the recommendation no later than 90 days following the date of the stockholders’ meeting when the election occurred.
     The Company will promptly disclose in a report on Form 8-K filed with the Securities and Exchange Commission the action taken by the Qualified Independent Directors with respect to any such offered resignations. The actions taken may include (i) accepting the resignation; (ii) maintaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the withheld votes; (iii) determining that the director will not be renominated in the future for election; or (iv) rejecting the resignation. In reaching their decision, the Qualified Independent Directors will consider all relevant factors including, without limitation, (i) the stated reasons why votes were withheld from such director; (ii) any alternatives for curing the underlying cause of the withheld votes; (iii) the tenure and qualifications of the director; (iv) the director’s past and expected future contributions to the Company; (v) the Company’s director criteria; (vi) the Guidelines; and (vii) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable Securities and Exchange Commission or New York Stock Exchange requirement.
     The amended Guidelines became effective immediately upon their adoption by the Board. The Company’s amended Guidelines are available on the Company’s Internet Web site at www.igt.com by clicking on the “Investor Relations” link and then clicking on the “Corporate Governance” link. A copy of the amended Guidelines is also available to any stockholder upon written request to International Game Technology, 9295 Prototype Drive, Reno, Nevada 89521, Attn: Investor Relations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY
Date: July 7, 2006	By:	/s/ Maureen T. Mullarkey
Maureen T. Mullarkey
Executive Vice President, Chief Financial Officer and Treasurer